EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-2 and related Prospectus of Itronics Inc. for the registration of 10,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 3, 2000 relating to the financial statements which appear in the Annual Report on form 10-KSB for the year ended December 31, 1999.

/S/KAFOURY, ARMSTONG & CO.

Kafoury, Armstrong & Co.

Reno, Nevada

September 21, 2000